EXHIBIT 10.3
FORM OF
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of  _____ __, 2010 (the “Effective Date”), by and among United Western Bancorp, Inc., a Colorado corporation (the “Company”) and Legent Group, LLC, a Delaware limited liability company (the “Legent Group”).
WHEREAS, United Western Bank, a federal savings bank and a wholly-owned subsidiary of the Company (“UWB”), the Company, Legent Group and Henry C. Duques have entered into the Purchase Agreement (as hereinafter defined), pursuant to which, among other things, UWB has agreed to purchase from Legent Group all of the issued and outstanding units of membership interest of Legent Clearing, LLC, a Delaware limited liability company (“Legent Clearing”);
WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and
WHEREAS, the Purchase Agreement contemplates that a portion of the consideration to be delivered to Legent Group in connection with its sale of all of the issued and outstanding units of membership interest of Legent Clearing shall consist of 2,419,688 shares of Common Stock (as hereinafter defined).
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
As used in this Agreement, the following terms have the respective meanings set forth below:
“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Colorado.
“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
“Common Stock” shall mean the Common Stock of the Company, par value $0.0001 per share, as constituted on the Effective Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption.

“Company” means United Western Bancorp, Inc., a Colorado corporation, and any successor corporation.
“Convertible Securities” shall mean evidences of indebtedness, shares of capital stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the passage of time.
“Demand Registration” shall have the meaning set forth in Section 3.2(b)(i) hereof.
“Demand Registration Statement” shall have the meaning set forth in Section 3.2(b)(ii) hereof.
“Designated Office” shall mean, initially, the office of the Company at 700 17th Street, Suite 2100, Denver, Colorado 80202; provided, however, that the Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all SS Holders at least ten Business Days prior to the effective date of such change.
“Effective Date” shall have the meaning set forth in the preamble hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
“Holder” shall mean, with respect to each share of the Subject Stock, the Person in whose name such share of Subject Stock is registered on the books of the Company maintained for such purpose.
“Legent Clearing” shall mean Legent Clearing, LLC, a Delaware limited liability company.
“Legent Group” shall mean Legent Group, LLC, a Delaware limited liability company.
“Majority Selling Holders” shall mean those Selling Holders whose shares of Subject Stock included in a registration under Article 3 hereof represents a majority of the shares of Subject Stock included therein by all Selling Holders.
“Majority SS Holders” shall mean, with respect to a given determination, the Holders of Subject Stock representing more than fifty percent (50%) of all Subject Stock directly affected by such determination.
“Mandatory Shelf Registration Statement” shall have the meaning set forth in Section 3.2(a) hereof.
“Opinion of Counsel” means a written opinion of counsel (who may be an employee of a Holder) chosen by the Holder of any Subject Stock, addressed to the Company and in form and substance reasonably acceptable to the Company.

“Original Subject Stock” shall mean the Subject Stock originally issued by the Company to Legent Group on the Effective Date.
“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
“Prospectus” shall mean the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.
“Purchase Agreement” shall mean that certain Purchase Agreement, dated as of June 9, 2010, by and among UWB, the Company, Legent Group and Henry C. Duques.
“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement on Form S-1 or S-3 in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement.
“Registrable Securities” shall mean any shares of Subject Stock; provided, however, that, with respect to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (ii) the entire amount of such Registrable Securities may be sold in a single sale, based on the Opinion of Counsel, without any limitation as to volume or manner pursuant to Rule 144 promulgated under the Securities Act.
“Registration Statement” shall mean any Mandatory Registration Statement or Demand Registration Statement.
“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor legislation to such statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Selling Holders” shall mean, with respect to a specified registration under Article 3 hereof, SS Holders whose Registrable Securities are included in such registration.
“SS Holders” shall mean, collectively, all Holders of Subject Stock.
“Stock Purchase Rights” shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

“Subject Stock” generally shall mean the Original Subject Stock and all Common Stock issued upon Transfer, division or combination of, or in substitution for, such Original Subject Stock or any other such Common Stock until such time as such shares of Common Stock have either been (a) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (b) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction. “Subject Stock” for the purposes of Article 3 hereof shall have the meaning set forth in Section 3.1 hereof.
“Transfer” shall mean any disposition of any Subject Stock or of any interest in either thereof, which would constitute a “sale” thereof within the meaning of the Securities Act.
“UWB” shall mean United Western Bank, a federal savings bank and a wholly-owned subsidiary of the Company.
“Violation” shall have the meaning set forth in Section 3.7(a) hereof.
“Withdrawal” shall have the meaning set forth in Section 3.2(b)(iii) hereof.
ARTICLE 2
TRANSFER RESTRICTIONS
The Holder, by acceptance of any Subject Stock, agrees to be bound by the provisions of this Article 2.
2.1. Restrictions on Transfers. No shares of Subject Stock shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. No Transfer of any shares of Subject Stock other than pursuant to such an effective registration statement shall be valid or effective unless the Holder of such Subject Stock proposed to be Transferred shall have delivered to the Company an Opinion of Counsel to the effect that such proposed Transfer is exempt from the registration requirements of the Securities Act. Each certificate, if any, evidencing such shares of Subject Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 2.2 hereof, unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Subject Stock shall not be entitled to Transfer such Subject Stock except in accordance with this Section 2.1. Notwithstanding the foregoing or anything else herein to the contrary, the restrictions set forth in this Section 2.1 shall not apply to any Transfer or distribution of the Original Subject Stock by Legent Group to the members of Legent Group as contemplated by the Purchase Agreement.
2.2. Restrictive Legend. Except as otherwise provided in this Article 2, each certificate for Subject Stock initially issued on the Effective Date, and each certificate for Subject Stock issued to any subsequent transferee of any Subject Stock, shall be stamped or otherwise imprinted with two legends in substantially the following forms:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SHARES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.”
2.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Article 2, the restrictions imposed by Section 2.1 hereof upon the transferability of the Subject Stock and the legend requirements of Section 2.2 hereof shall terminate as to any particular shares of Subject Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Wherever the restrictions imposed by Sections 2.1 and 2.2 hereof shall terminate as to any shares of Subject Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such Common Stock not bearing the applicable restrictive legend set forth in Section 2.2 hereof, upon surrender to the Company at the Designated Office of the certificate for such shares of Subject Stock with respect to which such restrictions have terminated, which certificate shall promptly be cancelled.
2.4. Listing on Stock Exchange. For so long as the Company shall list any shares of Common Stock on any stock exchange, it shall, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Subject Stock.
ARTICLE 3
REGISTRATION RIGHTS
3.1. Definition of Subject Stock. For the purposes of this Article 3, “Subject Stock” shall be deemed to include not only shares of Common Stock already included in the general definition of such term, but also (i) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, any shares of Subject Stock and (ii) any securities issued in exchange for any such Subject Stock in any merger or reorganization of the Company, but in either such case only so long as such securities have not been registered and Transferred pursuant to the Securities Act or Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such securities are removed in connection with such Transfer.

3.2. Mandatory Registration.
(a) Mandatory Shelf Registration. As soon as practicable following the Effective Date, but in any event no later than 60 days after the Effective Date, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 providing for the resale of all of the Registrable Securities pursuant to Rule 415 promulgated under the Securities Act (such registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”), and shall use its commercially reasonable efforts to cause such Mandatory Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event later than 90 days after the Effective Date); provided, however, that if on the Effective Date the Company is not eligible to use Form S-3, the Company (i) shall notify the SS Holders of such ineligibility in writing and (ii) shall, subject to Section 3.2(b), continue to be obligated to file the Mandatory Shelf Registration Statement if and when it becomes eligible to use Form S-3. The Company shall not, without the written consent of the Majority SS Holders, permit any securities other than the Registrable Securities to be included in the Mandatory Shelf Registration Statement. The Company shall use its commercially reasonable efforts to keep the Mandatory Shelf Registration Statement continuously effective under the Securities Act until such time as all of the Registrable Securities registered under such Mandatory Shelf Registration Statement have been sold. The Company shall notify the SS Holders when the Mandatory Shelf Registration Statement has been declared effective.
(b) Demand Registration.
(i) If the Company is not eligible to use Form S-3 on the Effective Date and does not become eligible to use Form S-3 on or prior to December 31, 2010, then at any time commencing on January 1, 2011, the Majority SS Holders may request registration under the Securities Act of their Registrable Securities (a “Demand Registration”) on Form S-1 (or such other form as the Company is then eligible to use). The request for a Demand Registration shall be in writing and shall specify the number of Registrable Securities requested to be registered and the intended method of distribution. Within five Business Days after receipt of any request for a Demand Registration, the Company shall given written notice of such requested registration to all other SS Holders and, subject to Section 3.2(e), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after receipt of the Company’s notice, it being understood that any request for inclusion under this Section 3.2(b) shall not be deemed a Demand Registration.
(ii) Following receipt of such a request for a Demand Registration, the Company shall file the requested registration statement (such registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Demand Registration Statement”) with the Commission as promptly as practicable, but in any event no later than 45 days after the date such request for a Demand Registration is made, and shall use its commercially reasonable efforts to cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event later than 120 days after the filing thereof). The Company shall use its commercially reasonable efforts to keep the Demand Registration Statement continuously effective under the Securities Act until such time as all of the Registrable Securities registered under such Demand Registration Statement have been sold. The Company shall notify each of the Selling Holders in such registration when the Demand Registration Statement has been declared effective.

(iii) The Company shall not be obligated to effect more than two Demand Registrations hereunder. A request for Demand Registration shall be deemed to have been effected for purposes of this Section 3.2(b) if the registration statement relating to such Demand Registration has been declared effective by the Commission and, subject to Section 3.2(c), remains effective for a period of not less than 365 days; provided, however, that if the Majority Selling Holders request that the Company withdraw the registration statement relating to such Demand Registration Statement prior to it being declared effective by the Commission, or if the Majority Selling Holders revoke such Demand Registration prior to the initial filing of the Demand Registration Statement relating to such Demand Registration (any such request or revocation, a “Withdrawal”), none of such Selling Holders shall be entitled to make a subsequent Demand Registration prior to the six-month anniversary of such Withdrawal.
(c) Postponement. The Company shall be entitled to postpone for up to 60 days the filing of any Mandatory Shelf Registration Statement or Demand Registration Statement otherwise required to be prepared and filed pursuant to this Section 3.2 if the Board of Directors of the Company determines, in its good faith reasonable judgment, that such registration and the Transfer of Subject Stock contemplated thereby would materially and adversely interfere with, or would require disclosure of material, non-public information not otherwise required to be disclosed under applicable law relating to, any material transaction or other material event that is being contemplated by the Company and the Company promptly gives the Selling Holders in such registration written notice of such determination; provided, however, that the Company shall not be entitled to postpone pursuant to this Section 3.2(c) the filing of any Mandatory Shelf Registration Statement or Demand Registration Statement otherwise required to be prepared and filed pursuant to this Section 3.2 more than two times or for more than 90 days in the aggregate during any twelve-month period.
(d) Selection of Underwriters. If any registration pursuant to this Section 3.2 involves an underwritten offering (whether on a “firm,” “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.
(e) Inclusion in Underwritten Offering. If the managing underwriter or underwriters, if any, shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Subject Stock requested to be included in any registration pursuant to this Section 3.2 would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, the Registrable Securities requested to be included in such registration by Selling Holders pursuant to this Section 3.2, on a pro rata basis based on the total number of such shares requested to be included; and second, all other securities requested to be included in such registration.

3.3. Registration Procedures. Whenever required under Section 3.2 hereof to effect the registration of any Registrable Securities, the Company shall:
(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use the Company’s commercially reasonable efforts to cause such Registration Statement to become effective, which Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to the Selling Holders and a single counsel for the Selling Holders (selected by the Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least five Business Days prior to filing for review and comment by such counsel; and the Company shall provide to the Selling Holders and such counsel, within three Business Days of receipt by the Company or its counsel, copies of any material correspondence with or from the Commission or its staff with respect to a Registration Statement;
(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such Registration Statement;
(c) if during any period in which such Registration Statement is effective any event or development occurs as a result of which such Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, promptly notify each Selling Holder thereof, amend the Registration Statement or supplement the Prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented Registration Statement or Prospectus, which each such Selling Holder shall thereafter use in the disposition of Registrable Securities covered by such Registration Statement;
(d) furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the Prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder;
(e) use the Company’s commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by any Selling Holder and do any and all other reasonable acts and things which may be necessary or reasonably advisable to enable each Selling Holder to consummate the disposition in such states or jurisdictions of the Registrable Securities owned by such Selling Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction;

(f) in the event of any underwritten or agented offering, enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering, and cooperate with the Majority Selling Holders and the managing underwriter for such offering in the marketing of the Subject Stock, including making available the Company’s officers, accountants, counsel, premises, books and records for such purpose;
(g) promptly notify each Selling Holder of any stop order issued or threatened in writing to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered);
(h) make generally available to the Company’s security holders copies of all periodic reports, proxy statements and other information referred to in Section 3.9(a) hereof and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the twelve-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Article 3;
(i) make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders) all financial and other information as shall be reasonably requested by them, and provide each Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company, or the related Selling Holder of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Company;
(j) use its commercially reasonable efforts to obtain “comfort letters” from its independent public accountants, dated as of the effective date of such Registration Statement and as of the date of the closing under any applicable underwriting agreement, and legal opinions of counsel to the Company dated as of the date of the closing under any applicable underwriting agreement, in each case addressed to the Selling Holders and the underwriters, if any, in customary form and covering such matters of the type customarily covered by such letters and opinions, and in a form that shall be reasonably satisfactory to the Majority Selling Holders; and furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion;

(k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(l) use its commercially reasonable efforts to cause the Registrable Securities covered by such Registration Statement (i) to be listed or included on any stock exchange on which the Common Stock is then listed and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities;
(m) in connection with any Transfer of Registrable Securities that will result in the securities being delivered no longer constituting Registrable Securities, cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates shall not bear any transfer restriction legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Selling Holders or the managing underwriters, if any, may reasonably request at least three Business Days prior to any sale of such Registrable Securities;
(n) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including preparing and filing in a timely manner all documents and reports required by the Exchange Act; and
(o) take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities covered by such Registration Statement.
3.4. Selling Holders’ Obligations. No Holder shall use any “free writing prospectus” (as such term is defined in Rule 405 promulgated under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 3 with respect to the Registrable Securities of any Selling Holder that such Selling Holder shall:
(a) furnish to the Company such information regarding such Selling Holder, the number of Registrable Securities owned by it and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities, and to cooperate with the Company in preparing such registration; and
(b) agree to sell its Registrable Securities to the underwriters, if any, at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the Registration Statement is being filed have agreed to sell their securities, and to execute any underwriting agreement agreed to by the Company.

3.5. Suspension of Sales. If the Company determines in good faith that a Registration Statement, Prospectus or any amendment or supplement thereto contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, then, upon receipt of written notice from the Company to such effect, each Holder shall promptly discontinue disposition of Registrable Securities until such Holder has received copies of an amended or supplemented Registration Statement or Prospectus, or until such Holder is advised in writing by the Company that the use of such Registration Statement, Prospectus, amendment or supplement may be resumed (which notice shall be given by the Company promptly following the time such Registration Statement or Prospectus has been amended or supplemented or otherwise no longer contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of such Registration Statement, Prospectus, amendment or supplement covering such Registrable Securities current at the time of receipt of such notice. The number of days that any such suspension or suspensions may be in effect shall not exceed more than 60 consecutive days or more than an aggregate of 90 days in any twelve-month period.
3.6. Expenses of Registration. All expenses incident to the Company’s performance of or compliance with this Article 3, including, without limitation, all registration and filing fees (including the fees of the Financial Industry Regulatory Authority, or any successor thereto, and the Commission’s registration fees), fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, reasonable “road show” or other marketing expenses, fees and disbursements of counsel for the Company, fees and expenses of the Company’s independent public accountants (including the fees and expenses of any comfort letters required by or incident to the performance and compliance with this Article 3), fees and expenses of underwriters (excluding discounts and commissions attributable to the Registrable Securities included in such registration), the Company’s internal expenses, the expenses and fees for listing the securities to be registered on each stock exchange on which the Common Stock is then listed and the reasonable fees and disbursements, in an aggregate amount not to exceed $50,000, of one firm of counsel for the Selling Holders of Registrable Securities, shall be borne by the Company; provided, however, that the Selling Holders shall bear their own underwriting discounts or commissions, selling or placement agent or broker fees and commissions and transfer taxes, if any, in connection with the sales of securities by such Selling Holders, pro rata on the basis of the aggregate offering or sale price of all Registrable Securities registered in the applicable registration; further provided, that the Company shall not be required to pay for any expenses of any Demand Registration if such Demand Registration is subsequently withdrawn at the request of the Majority Selling Holders (in which case the Selling Holders shall bear such expenses, on the basis agreed upon by such Selling Holders), unless SS Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn Demand Registration shall constitute the exercise of one of the two Demand Registrations under Section 3.2(b)(iii) hereof.

3.7. Indemnification; Contribution. If any Registrable Securities are included in a Registration Statement under this Article 3:
(a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer, director, partner and employee of such Selling Holder or such controlling Person against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such Person pursuant to any action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state securities laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):
(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus, including any amendments or supplements thereto;
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;
provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it is determined by a court of competent jurisdiction to have arisen out of or be based upon (x) a Violation which occurred in reliance upon and in conformity with written information furnished to the Company by the party seeking indemnification under this Section 3.7(a) expressly for use in connection with such registration or (y) the failure of the party seeking indemnification under this Section 3.7(a) to deliver a copy of the relevant current Prospectus or any amendments or supplements thereto after the Company has furnished such party, or any underwriter, with copies of the same in advance of the time of first offer or sale; further provided, that the indemnification required by this Section 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall also indemnify any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in such distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.
(b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed any Registration Statement and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such Person pursuant to any action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state securities laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon a Violation that occurred in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (i) the indemnification required by this Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) in no event shall the amount of any indemnity under this Section 3.7(b) exceed the net proceeds from the applicable offering received by such Selling Holder.

(c) Promptly after receipt by an indemnified party under this Section 3.7 of notice of the commencement of any action, suit, proceeding or investigation, or any threat thereof made in writing, for which such indemnified party may make a claim under this Section 3.7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 3.7 except to the extent that such failure has materially adversely affected the indemnifying party’s ability to defend such action. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 30 days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Contribution.
(i) If the indemnification required by this Section 3.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.7, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.7(a) and Section 3.7(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 3.7(d)(i) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e) If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 3.7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 3.7(d) hereof.
(f) The indemnification required by this Section 3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
(g) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 3.7 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Article 3.
3.8. Holdback. Each SS Holder entitled pursuant to this Article 3 to have Registrable Securities included in a Registration Statement prepared pursuant to this Article 3, if so requested by the managing underwriter in connection with an underwritten or agented registration of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock, Convertible Securities or Stock Purchase Rights (excluding any sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and any sale as part of such underwritten or agented registration), during the five Business Days prior to, or during the 90-day period beginning on, the date such Registration Statement is declared effective under the Securities Act by the Commission; provided that such SS Holder is timely notified of such effective date in writing by the Company or such managing underwriter.

3.9. Additional Covenants of the Company.
(a) With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Securities:
(i) make and keep public information available, as those terms are understood and defined in Rule 144(c) promulgated under the Securities Act;
(ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and
(iii) furnish to any Holder promptly upon request a written statement by the Company as to its compliance in all material respects with the reporting requirements of Rule 144 promulgated under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and take such reasonable further actions consistent with this Section 3.9, as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Securities without registration.
(b) The Company shall not effect any public sale or distribution of any shares of Common Stock, Convertible Securities or Stock Purchase Rights (other than on Form S-4, Form S-8, or any successor forms to such forms) during the five Business Days prior to, or during the 90-day period beginning on, the commencement of a public distribution of Registrable Securities pursuant to any Registration Statement prepared pursuant to this Article 3.
(c) The Company shall not, directly or indirectly: (i) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (ii) Transfer or agree to Transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the securities that the SS Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.
(d) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the SS Holders in this Article 3 or grant any additional registration rights to any Person or with respect to any securities, in each case, that are prior in right to or inconsistent with the rights granted in this Agreement.

ARTICLE 4
MISCELLANEOUS
4.1. Term. This Agreement shall commence on the Effective Date and shall terminate on the earlier of (a) the date on which all of the Subject Shares have ceased to be Registrable Securities or (b) the third anniversary of the Effective Date; provided, however, that the provisions of Section 3.7 hereof and of this Article 4 shall survive such termination.
4.2. Amendment and Waiver. This Agreement may be modified or amended, and the provisions hereof may be waived, only with the written consent of the Company and any Holder against whom enforcement of such modification, amendment or waiver is sought. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or any Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.
4.3. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
(a) if to any Holder, at its last known address appearing on the books of the Company maintained for such purpose; and
(b) if to the Company, at the Designated Office;
or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days after the same shall have been deposited in the United States mail, or one Business Day after the same shall have been delivered to Federal Express or another overnight courier service.
4.4. Remedies. Each Holder of Subject Stock shall have all rights and remedies set forth in this Agreement and all rights that such holders have under applicable law. Any Holder of Subject Stock having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.
4.5. Successors and Assigns. Subject to the provisions of Sections 2.1 and 2.2, this Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holders. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of shares of Subject Stock, and shall be enforceable by any such Holder.
4.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.7. Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.
4.8. Governing Law; Waiver of Jury Trial. This Agreement, and all disputes between the parties under or relating to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed and interpreted according to the internal laws of the State of Colorado, excluding any choice of law rule or principle that may result in the application of the laws of another jurisdiction. The Company and each of the Holders agree (a) to submit to the non-exclusive jurisdiction and venue of any United States District Court located within the State of Colorado for any civil action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the Designated Office and upon each Holder at the address for such Holder set forth in the books of the Company maintained for such purpose. To the extent permitted by applicable law, the Company and each of the Holder hereby unconditionally waive trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

THE COMPANY: UNITED WESTERN BANCORP, INC.
By:
Name:
Title:

LEGENT GROUP: LEGENT GROUP, LLC
By:
Name:
Title:
[Signature Page to Registration Rights Agreement]